EXECUTION VERSION

FOURTH AMENDMENT

TO

SECURED PROMISSORY NOTE

This FOURTH AMENDMENT TO THE SECURED PROMISSORY NOTE (this “Amendment”) dated as of January 8, 2018, is by and between Good Gaming, Inc., a Nevada corporation (the “Company”) and ViaOne Services, LLC (“ViaOne”).

WHEREAS, on November 30, 2016, ViaOne purchased a Secured Promissory Note equal to a maximum initial principal amount of $150,000 ( the “Note”) issued by the Company;

WHEREAS, on May 5, 2017, ViaOne delivered a notice of default to the Company pursuant to Section 6 of the Note Purchase Agreement;

WHEREAS, after the fifteen-day period for the Company to cure the default under the Stock Pledge Agreement, ViaOne took possession of the Company’s Series C Stock, which was the subject of the Stock Pledge Agreement;

WHEREAS, the Note continues to be in default and the outstanding principal amount of the Note due and payable has increased to approximately $750,000 as of the date of this Amendment; and

WHEREAS, both ViaOne and the Company deem it desirable to include a provision whereby ViaOne would have the opportunity to convert all or part of the Note into common stock of the Company (“Common Stock”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and other good and valuable consideration, the undersigned agree as follows:

1. The Note shall include the following provision:

Conversion. Any part of or the entire Note shall be convertible into the Company’s shares of Common Stock, when issued, validly issued, fully paid and non-assessable, on the terms and conditions set forth herein.

A.    At any time or times after the date of this Amendment, the holder of the Note shall be entitled to convert any or all of the principal and the accrued but unpaid interest of the Note into validly issued, fully paid and non-assessable shares of the Company’s Common Stock in accordance with Section c hereof at the Conversion Rate (as defined below).

B.    The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion (the “Conversion Shares”) of the Note pursuant to Section A shall be determined according to the following formula:

The “Conversion Rate”= (Conversion Amount x Conversion Premium)

Conversion Price

“Conversion Amount” means, with respect to the Note, the dollar amount of the Note that is being converted into shares of the Company’s Common Stock.

“Conversion Premium” means One Hundred Twenty Five Percent (125%).

EXECUTION VERSION

“Conversion Price” means, with respect to the Note, the lower of (i) the Fixed Conversion Price; or (ii) the lower of the VWAP of the Common Stock on the Trading Day prior to the Conversion Date or the VWAP of the Common Stock on the Conversion Date, subject to changes as set forth herein.

“Fixed Conversion Price” means, with respect to the Note $0.05 per share.

No fractional shares of Common Stock are to be issued upon the conversion of any part of the Note. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

C. The conversion of any part of the Note shall be conducted in the following manner:

(i) Holder’s Conversion. At any time to convert any of the Note into validly issued, fully paid and non-assessable shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the Note subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, which Conversion Notice shall be subject to an adjustment to the Conversion Price set forth on such Conversion Notice upon the close of the Principal Market on the Conversion Date.

(ii) Company’s Response. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, or (2) if the immediately preceding clause (1) is not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of Conversion Shares to which such Holder shall be entitled.

(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of any portion of the Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within two (2) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any part of the Note (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice and keep the Note as if such Conversion Notice had not been delivered to the Company, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of the Note and its amendments. Immediately following the voiding of a Conversion Notice as aforesaid, the Conversion Price of the Conversion Amount returned or retained by such Holder for failure to timely convert shall be adjusted to the lesser of (i) the Conversion Price relating to the voided Conversion Notice and (II) the lowest average VWAP of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voids the Conversion Notice, subject to further adjustment as provided herein.

EXECUTION VERSION

(v) Book-Entry. Notwithstanding anything to the contrary set forth in this Section, upon conversion of any portion of the Note in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the Note to the Company following conversion thereof unless (A) the full or outstanding portion of the Note, including accrued but unpaid interest thereof, represented by the Note are being converted (in which event the Note together with its amendments shall be delivered to the Company) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of the Note upon physical surrender of the original Note. Each Holder and the Company shall maintain records showing the amount of the Note so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the original Note upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the amount of the outstanding Note and interest thereof to which the record Holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of the Note, the outstanding balance of the Note may be less than the amount stated on the face thereof.

D. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of the Note.

2. Except as herein provided, the terms of the Note and its prior amendments shall remain in full force and effect.

3. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Note and its amendments.

4. This Amendment may be executed in counterparts (including by facsimile or pdf signature pages or other means of electronic transmission) each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5. Should any provision of this Amendment be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Amendment as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

6. This Fourth Amendment shall be governed by and construed under the laws of the State of New York without regard to the conflicts of laws principles thereof.

[Remainder of Page Intentionally Left Blank]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GOOD GAMING, INC.

By:
Name:	David Dorwart
Title:	Chief Executive Officer

Viaone services, llc

By:
Name:	David Dorwart
Title:	Chief Executive Officer

EXECUTION VERSION

EXHIBIT I

Good Gaming, Inc.

CONVERSION NOTICE

Reference is made to the Secured Note issued by Good Gaming, Inc. (the “Company”) to ViaOne Services, LLC, as amended from time to time. In accordance with and pursuant to the conversion provided in the Secured Note, the undersigned hereby elects to convert certain amount of the Note indicated below into shares of common stock, $0.001 value per share (the “Common Stock”) of the Company, of as of the date specified below.

Date of Conversion:
_________________________________________________________________________

Amount of the Secured Note to be converted: ______________________________________________________

Tax ID Number (If applicable): _________________________________________________________________

Conversion Price*: _________________________________________________________________

Number of shares of Common Stock to be issued: ___________________________________________________

Please issue the shares of Common Stock into which the Secured Note being converted in the following name and to the following address:

Issue to: _______________________________________________________________

_______________________________________________________________

Address: _______________________________________________________________

Telephone Number: ____________________________________________________

Facsimile Number: _______________________________________________________

Holder: ______________________________________________________________

By:
___________________________________________________

Title:
_________________________________________________

Dated:
_______________________________________________

Account Number (if electronic book entry transfer):
_____________________________________________

Transaction Code Number (if electronic book entry transfer):
________________________________________

* Conversion Price may be based on the VWAP of the Trading Day prior to the Conversion Date and remains subject to adjustment upon the close of the Principal Market on the Conversion Date.

EXECUTION VERSION

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [  ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 2018 from the Company and acknowledged and agreed to by [  ].

Good Gaming, Inc.

By:
Name:
Title: